UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2013

Vail Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation or organization)	Number)	Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 404-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Overview

On May 24, 2013, VR CPC Holdings, Inc. (“VR CPC”), a wholly-owned subsidiary of Vail Resorts, Inc. (the “Company”), and ASC Utah LLC, Talisker Land Holdings, LLC, Talisker Canyons Lands LLC, Talisker Canyons Leaseco LLC, American Skiing Company Resort Properties LLC, Talisker Canyons Propco LLC and Talisker Canyons Finance Co LLC (collectively, “Talisker”) entered into a Transaction Agreement (the “Transaction Agreement”) providing for the parties to enter into a long-term ground lease and for the acquisition of certain assets related to Canyons Resort in Park City, Utah.  On May 29, 2013, VR CPC and Talisker Canyons Leaseco LLC entered into the Master Agreement of Lease (the “Lease”), and pursuant to the Lease and ancillary transaction documents dated the same date, the Company has assumed resort operations of Canyons Resort while Talisker has retained certain development rights for future real estate projects at the resort.  As set forth below, the transaction includes the potential for the Lease to include the land under the ski terrain of Park City Mountain Resort that is adjacent to Canyons Resort and is currently owned by Talisker and subject to ongoing litigation with the current resort operator.

Transaction Agreement

The Transaction Agreement provides that, upon the terms and subject to the conditions contained therein, the Company, through VR CPC, will acquire the operations of Canyons Resort, which includes the ski area and related amenities, from Talisker by entering into the Lease and in connection therewith, the Company will lease certain realty, acquire certain assets, and assume certain liabilities of Talisker relating to Canyons Resort.  The parties entered into the Lease on May 29, 2013.  In addition to the Lease, the parties entered into ancillary transaction documents setting forth their rights and obligations with respect to the acquisition of certain real estate and personal property, future resort development, access, water rights, intellectual property, transition services, and rights with respect to ongoing litigation related to the validity of a lease of the Talisker owned land under the ski terrain of Park City Mountain Resort.  If the outcome of the litigation is favorable to Talisker, the land under the ski terrain of Park City Mountain Resort will become subject to the Lease.  If the outcome of the litigation is unfavorable to Talisker, the Company will be entitled to receive from Talisker the rent payments that Talisker receives from the current resort operator until such time as the current resort operator’s lease has ended and the ski terrain under Park City Mountain Resort is then included in the Lease.

The transactions that occurred pursuant to the Transaction Agreement, including those under the Lease and other ancillary transaction documents, are collectively referred to as the “Transactions.”

Subject to certain exceptions and limitations, the parties agreed to indemnify each other for breaches of representations, warranties and covenants and other specified matters.

The Lease

The Lease between VR CPC and Talisker Canyons Leaseco LLC for Canyons Resort has an initial term of 50 years with six 50-year renewal options.  The Lease provides for $25 million in annual fixed payments, which increase each year by an inflation linked index of CPI less 1%, with a floor of 2% per annum.  In addition, the Lease includes participating contingent payments to Talisker of 42% of the amount by which EBITDA for the resort operations, as calculated under the Lease, exceeds approximately $35 million, with such threshold amount increased by an inflation linked index and a 10% adjustment for any capital improvements or investments made under the Lease by the Company.

The inclusion of the ski terrain of Park City Mountain Resort in the Lease would require no additional consideration from VR CPC, but the financial contribution, if any, of the additional ski terrain would be included as part of the calculation of EBITDA for the resort operations, and as a result, factor into the participating contingent payment component of the Lease payment as described above.

The Company has guaranteed the obligations of VR CPC under the Lease pursuant to a separate guarantee agreement (the “Guarantee”) dated May 29, 2013.

Credit Agreement Amendment

In connection with the Transactions, on May 29, 2013, The Vail Corporation (“Vail Corp.”), a wholly-owned subsidiary of the Company, entered into the Third Amendment (the “Third Amendment”) to its Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) between Vail Corp., Bank of America, N.A., as administrative agent, U.S. Bank National Association and Wells Fargo Bank National Association as co-syndication agents, JPMorgan Chase Bank, N.A. and Deutsche Bank Securities Inc. as co-documentation agents and the lenders party thereto.  The Third Amendment amends the definition of Permitted Debt in the Credit Agreement to include the obligations related to the Lease and amends certain other provisions consistent with the entry into the Transactions and for purposes of clarifying the treatment of the Transactions under the Credit Agreement.  The Third Amendment was effective on May 29, 2013 in connection with the execution of the Lease and the closing of the Transactions.

The Transaction Agreement, the Lease, the Guarantee and the Third Amendment are attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the Transaction Agreement, the Lease, the Guarantee and the Third Amendment are qualified in their entirety by reference to the full text of the agreements.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On May 29, 2013, the Company completed the Transactions described herein and assumed operations of Canyons Resort.  The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01.                      Regulation FD Disclosure.

On May 29, 2013, the Company issued a press release announcing the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired.

If required, financial statements pursuant to Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)         Pro Forma Financial Information.

If required, the pro forma financial information pursuant to Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit
Number	Description

2.1*

Transaction Agreement, dated as of May 24, 2013, between VR CPC Holdings, Inc. and ASC Utah LLC, Talisker Land Holdings, LLC, Talisker Canyons Lands LLC, Talisker Canyons Leaseco LLC, American Skiing Company Resort Properties LLC, Talisker Canyons Propco LLC and Talisker Canyons Finance Co LLC.

10.1	Master Agreement of Lease, dated May 29, 2013, between VR CPC Holdings, Inc. and Talisker Canyons Leaseco LLC.

10.2	Guaranty of Vail Resorts, Inc. dated May 29, 2013.

10.3

Third Amendment to Fifth Amended and Restated Credit Agreement dated as of May 29, 2013 among The Vail Corporation (d/b/a/ Vail Associates, Inc.) as borrower, Bank of America, N.A., as administrative agent, and the Lenders party thereto.

99.1	Press Release dated May 29, 2013.

* As permitted by Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Transaction Agreement have been omitted and the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL RESORTS, INC.

Date:	May 30, 2013	/s/ Fiona E. Arnold
		Name:	Fiona E. Arnold
		Title:	Executive Vice President & General Counsel

Exhibit Index

Exhibit
Number	Description

2.1*

Transaction Agreement, dated as of May 24, 2013, between VR CPC Holdings, Inc. and ASC Utah LLC, Talisker Land Holdings, LLC, Talisker Canyons Lands LLC, Talisker Canyons Leaseco LLC, American Skiing Company Resort Properties LLC, Talisker Canyons Propco LLC and Talisker Canyons Finance Co LLC.

10.1	Master Agreement of Lease, dated May 29, 2013, between VR CPC Holdings, Inc. and Talisker Canyons Leaseco LLC.

10.2	Guaranty of Vail Resorts, Inc. dated May 29, 2013.

10.3

Third Amendment to Fifth Amended and Restated Credit Agreement dated as of May 29, 2013 among The Vail Corporation (d/b/a/ Vail Associates, Inc.) as borrower, Bank of America, N.A., as administrative agent, and the Lenders party thereto.

99.1	Press Release dated May 29, 2013.

* As permitted by Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Transaction Agreement have been omitted and the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.